                                                                    EXHIBIT 23.2


                  CONSENT OF BOBBITT, PITTENGER & COMPANY, P.A.
                              INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related prospectus of F.N.B. Corporation for the registration of an indeterminate number of shares of Common Stock and Preferred Stock, an indeterminate principal amount of Debt Securities, an indeterminate number of Trust Preferred Securities, a Guarantee with respect to the Trust Preferred Securities, and an indeterminate number of Warrants, as shall have an aggregate initial offering price not to exceed $200,000,000 and to the incorporation by reference therein of our report dated April 23, 1999 on our audits of the financial statements of Guaranty Bank & Trust included as an exhibit in F.N.B. Corporation's Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

/s/ Bobbitt, Pittenger & Company, P.A.



BOBBITT, PITTENGER & COMPANY, P.A.
Sarasota, Florida
December 18, 2001